UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2012

(Date of Report: Date of earliest event reported)

Merilus, Inc.

(Exact name of registrant as specified in its charter)

Nevada

0-28475

87-0635270

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

     of incorporation)

P.O. Box 58052, Salt Lake City, UT 84158

 (Address of principal executive office)

Registrant's telephone number, including area code: 801-904-3855

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 3.02 Unregistered Sales of Equity Securities.

On February 21, 2012, Merilus, Inc., a Nevada corporation (the “Company”) entered into a stock purchase agreement with two individuals for the sale of 750,000 shares each at a purchase price of $7,500 each.  The funds received will be used for general working capital purposes.  The shares were issued under exemptions found in the Section 4(2) of the Securities and Exchange Act of 1933, as amended.  Both shareholders indicated they were purchasing for investment purposes with no present intention of reselling the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Merilus, Inc.

By:  /s/ Josh Turner

Date: February 21, 2012

      Josh Turner, CEO